Exhibit 99.1
Investor Update: October 26, 2011
This investor update provides JetBlue’s investor guidance for the fourth quarter ending December 31, 2011 and full year 2011.
Recent Announcements
JetBlue has recently announced service between the following new city pair:

City Pair	Frequency	Start Date
Hartford, CT — West Palm Beach, FL	1X Daily	January 12, 2012
Capacity
Fourth quarter 2011 available seat miles (ASMs) are estimated to increase 8% to 10% year-over-year. Full year 2011 ASMs are estimated to increase 6% to 8% year-over-year.
JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Fourth Quarter 2011		Full Year 2011
A320	E190	A320	E190

85%	15%	86%	14%
Average stage length is projected to be approximately 1,089 miles during the fourth quarter of 2011 versus 1,093 miles during the same prior year period and approximately 1,091 miles for the full year 2011 versus 1,100 miles for the full year 2010.
Operational Outlook

	Fourth Quarter	Full Year
	2011	2011
Operating Expense Year-Over-Year Percentage Change

Unit Operating Expense (CASM)	11% - 13%	13% - 15%

Unit Operating Expense Excluding Fuel (Ex-Fuel CASM)	(1)% - 1%	0% - 2%

Fuel Expense

Estimated Consumption (gallons)	133 million	526 million

Estimated Fuel Price per Gallon, Net of Hedges *	$3.23	$3.19

*Includes fuel taxes
Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($40) and ($45) million in the fourth quarter and between ($175) and ($185) million for the full year.
Tax Rate
JetBlue expects an annual effective tax rate of approximately 40%. However, the actual tax rate in both fourth quarter and full year 2011 could differ due to the non-deductibility of certain items for tax purposes.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Fuel Hedges
As of October 21, 2011 JetBlue’s advanced fuel derivative contracts for the next 12 months are as follows:

		Estimated
		Percentage
	Gallons	of Consumption	Price
			•7% in crude call options with the average cap at $92/bbl
			•9% in crude collars with the average cap at $100/bbl and
			the average put at $81/bbl
			•5% in crude 3-way collars with the average purchased call
			at $100/bbl, the average sold call at $110/bbl and the
			average put at $80/bbl
4Q11	60 million	45%	•10% in heat collars with the average cap at $3.30/gal and
			the average put at $2.90/gal
			•12% in USGC jet fuel swaps at an average of $3.00/gal
			•2% in USGC jet fuel collars with the average cap at
			$3.04/gal and the average put at $2.74/gal

			•2% in crude call options with the average cap at $99/bbl
			•5% in crude collars with the average cap at $98/bbl and the
			average put at $78/bbl
			•7% in heat collars with the average cap at $3.31/gal and
			the average put at $2.91/gal
1Q12	31 million	23%	•7% in USGC jet fuel swaps at an average of $3.03/gal
			•2% in USGC jet fuel collars with the average cap at
			$3.04/gal and the average put at $2.74/gal

			•2% in crude call options with the average cap at $99/bbl
			•4% in crude collars with the average cap at $97/bbl and the
			average put at $78/bbl
2Q12	31 million	22%	•7% in heat collars with the average cap at $3.27/gal and
			the average put at $2.87/gal
			•7% in USGC jet fuel swaps at an average of $3.02/gal
			•2% in USGC jet fuel collars with the average cap at
			$3.01/gal and the average put at $2.71/gal

			•4% in crude collars with the average cap at $97/bbl and
			the average put at $78/bbl
3Q12	28 million	18%	•6% in heat collars with the average cap at $3.28/gal and
			the average put at $2.88/gal
			•6% in USGC jet fuel swaps at an average of $3.05/gal
			•2% in USGC jet fuel collars with the average cap at
			$3.02/gal and the average put at $2.72/gal

Capital Expenditures
(In millions)
	Fourth Quarter 2011		Full Year 2011
	Aircraft	Non-aircraft	Aircraft	Non-aircraft
	$70	$50	$365	$110
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Aircraft Delivery Schedule
As of September 30, 2011 JetBlue’s fleet was comprised of 119 Airbus A320 aircraft and 48 EMBRAER 190 aircraft. 88 aircraft were on order from Airbus and Embraer, scheduled for delivery through 2018, with options to acquire 56 additional aircraft. In addition, JetBlue plans to take delivery of 40 Airbus A320neos between 2018 and 2021.

	Airbus A320			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease
4Q11	1	1	—	1	1	—

Total at Year End*	120	90	30	49	19	30

* JetBlue leased two of its owned EMBRAER 190 aircraft to a third party in 2008, which are not included in the table above.
In October, JetBlue deferred seven EMBRAER 190 aircraft scheduled for delivery between 2013 and 2014 to 2018. JetBlue also cancelled 12 EMBRAER 190 aircraft scheduled for delivery in 2014, 2017 and 2018. JetBlue’s firm aircraft delivery schedule through 2018 is as follows:

	2012	2013	2014	2015	2016	2017	2018
Airbus A320	7	3	—	—	3	8	—
Airbus A321	—	4	9	10	7	—	—
Airbus A320neo	—	—	—	—	—	—	10
EMBRAER 190	4	2	2	7	8	5	7	**

Total	11	9	11	17	18	13	17

** Subject to payment of a termination fee, JetBlue may cancel prior to July 31, 2012 seven EMBRAER 190 aircraft scheduled for delivery in 2018.
Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Fourth Quarter 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)***
Zero — $11 million	279.7	281.5	$—
$11 million — $15 million	279.7	309.0	$1
$15 million or greater	279.7	343.6	$3

	Full Year 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)***
Zero — $42 million	278.6	280.4	$—
$42 million — $57 million	278.6	307.8	$4
$57 million or greater	278.6	346.6	$12

*** Net of taxes

These share count estimates assume 20% annual stock price appreciation and are based on several other assumptions. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

This investor update contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2010 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com